Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS SECOND QUARTER 2026 FINANCIAL RESULTS

Second quarter 2026 total revenue up 9% from prior year

SAN DIEGO, Calif., — August 6, 2026 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the second quarter ended June 30, 2026, together with other business updates.
Key Financial Results:
•Quarterly revenue of $51.4 million, Net loss of $(21.6) million, and Adjusted EBITDA of $8.7 million;
•Full year 2026 Adjusted EBITDA guidance raised to $33 million to $35 million; Reiterating 2026 revenue guidance range of $205 million to $215 million.

“Our second quarter results reflect the continued execution of our strategy and the momentum we are building across the business,” said Bernd Brust, CEO of Maravai LifeSciences. “Total revenue grew 9% year over year, with TriLink increasing 12% driven by strong demand for both Discovery and GMP consumables. Cygnus delivered 3% growth marking its fifth consecutive quarter of year-over-year growth. We also generated positive Adjusted EBITDA of $8.7 million, demonstrating the operating leverage of our business model and the progress we are making toward sustainable, profitable growth.”

Brust continued, “During the quarter, we reached an important milestone with the opening of our GMP enzyme manufacturing facility, completing TriLink’s integrated portfolio of IVT raw materials and strengthening our position as a single-source partner supporting customers from early-stage research through commercial manufacturing. We also continued to see strong adoption of our ModTail™ product line which has now grown to more than 125 active customers in just one year since its commercial launch, including many of the world's leading biopharmaceutical companies. As more customer programs advance through clinical development, we believe this differentiated portfolio positions us to capture a larger share of the growing demand for GMP manufacturing materials while creating additional opportunities to participate in the long-term success of our customers’ programs.”
Revenue for the Second Quarter 2026

	Three Months Ended June 30,
(Dollars in 000’s)	2026	2025	Year-over-Year % Change
TriLink	$34,669	$31,085	11.5%
Cygnus	16,773	16,312	2.8%
Total Revenue	$51,442	$47,397	8.5%

Revenue for the Six Months Ended June 30, 2026

	Six Months Ended June 30,
(Dollars in 000’s)	2026	2025	Year-over-Year % Change
TriLink	$82,145	$59,835	37.3%
Cygnus	35,134	34,412	2.1%
Total Revenue	$117,279	$94,247	24.4%
Second Quarter 2026 Financial Results by Reporting Segment
Revenue for the second quarter was $51.4 million, an increase of 8.5% compared to the prior year period, driven by the following:
•TriLink revenue increased 11.5% year-over-year, with increased demand for research use only (RUO) raw materials used in drug discovery (Discovery mRNA) and GMP products used in clinical trials (GMP consumables).
•Cygnus revenue increased 2.8% year-over-year, driven by increased demand for Host Cell Protein (HCP) and ELISA kits and strength in China due to distributor ordering timing.
Net loss and Adjusted EBITDA (non-GAAP) were $(21.6) million and $8.7 million, respectively, for the second quarter of 2026, compared to net loss and Adjusted EBITDA (non-GAAP) of $(69.8) million and $(10.4) million, respectively, for the second quarter of 2025.
Six Months Ended June 30, 2026 Financial Results by Reporting Segment
Revenue for the six months ended June 30, 2026 increased 24.4% compared to the prior year period, driven by the following:
•TriLink revenue increased 37.3% year-over-year, primarily driven by $14.3 million of high-volume CleanCap orders for commercial phase COVID vaccine programs in Q1 2026. Excluding COVID CleanCap revenue, TriLink base revenue grew 13.4% year-over-year with increased demand for both Discovery mRNA and GMP consumables.
•Cygnus revenue increased 2.1% year-over-year, driven by demand for HCP, ELISA and DNA detection kits.
Net loss and Adjusted EBITDA (non-GAAP) were $(28.0) million and $29.0 million, respectively, for the six months ended June 30, 2026, compared to net loss and Adjusted EBITDA (non-GAAP) of $(122.7) million and $(21.0) million, respectively, for the same period in the prior year.
Updated Financial Guidance for Full Year 2026
Maravai’s financial guidance for the full year 2026 is based on expectations for its existing business and does not include the financial impact of potential new acquisitions, if any, or items that have not yet been identified or quantified. This guidance is also subject to a number of risks, uncertainties and other factors, including those identified in “Forward-looking Statements” below.
Revenue for the full year 2026 is expected to be in the range of $205.0 million to $215.0 million.

Adjusted EBITDA (non-GAAP) is now expected to be in the range of $33.0 million to $35.0 million, up from the prior range of $30.0 million to $32.0 million.
As it relates to forward-looking Adjusted EBITDA, Maravai cannot provide guidance for the most directly comparable GAAP measure or a reconciliation of this non-GAAP financial measure because it is unable to provide a meaningful or accurate calculation or estimation of certain significant reconciling items without unreasonable effort.
Conference Call and Webcast
Maravai’s management will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to discuss its financial results for the second quarter of 2026 and other business updates. To participate in the conference call by telephone, approximately 10 minutes before the call, dial 1-800-579-2543 or 1-785-424-1789 and reference Maravai LifeSciences, Conference ID: MARAVAI. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/.

MARAVAI LIFESCIENCES HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$51,442	$47,397	$117,279	$94,247
Cost of revenue	30,792	39,629	62,928	78,754
Gross profit	20,650	7,768	54,351	15,493

Operating expenses:
Selling, general and administrative	32,070	38,715	61,162	78,279
Research and development	3,702	4,882	7,591	9,770
Goodwill impairment	—	30,449	—	42,884
Restructuring	(33)	—	2,845	—
Total operating expenses	35,739	74,046	71,598	130,933
Loss from operations	(15,089)	(66,278)	(17,247)	(115,440)
Other income (expense):
Interest expense	(4,809)	(6,815)	(10,558)	(13,593)
Interest income	1,159	3,030	3,032	6,255
Loss on extinguishment of debt	(3,011)	—	(3,413)	—
Other expense	(52)	(4,062)	(144)	(4,038)
Loss before income taxes	(21,802)	(74,125)	(28,330)	(126,816)
Income tax benefit	(171)	(4,288)	(322)	(4,126)
Net loss	(21,631)	(69,837)	(28,008)	(122,690)
Net loss attributable to non-controlling interests	(9,215)	(30,246)	(11,859)	(53,154)
Net loss attributable to Maravai LifeSciences Holdings, Inc.	$(12,416)	$(39,591)	$(16,149)	$(69,536)

Net loss per Class A common share attributable to Maravai LifeSciences Holdings, Inc., basic and diluted	$(0.08)	$(0.27)	$(0.11)	$(0.48)
Weighted average number of Class A common shares outstanding, basic and diluted	147,996	144,236	147,215	143,833

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(in thousands, except per share amounts)
(Unaudited)

Net Loss to Adjusted EBITDA (non-GAAP)
	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(21,631)	$(69,837)	$(28,008)	$(122,690)
Add:
Amortization	6,469	7,200	12,941	14,230
Depreciation	5,313	5,957	10,213	11,650
Interest expense	4,809	6,815	10,558	13,593
Interest income	(1,159)	(3,030)	(3,032)	(6,255)
Income tax benefit	(171)	(4,288)	(322)	(4,126)
EBITDA	(6,370)	(57,183)	2,350	(93,598)
Acquisition integration costs (1)	218	831	449	1,598
Stock-based compensation (2)	10,205	6,789	16,948	17,192
Merger and acquisition related expenses (3)	—	92	—	1,270
Loss on extinguishment of debt	3,011	—	3,413	—
Acquisition related tax adjustment (4)	—	4,153	—	4,082
Executive leadership transition costs (5)	—	2,007	—	2,007
Goodwill impairment (6)	—	30,449	—	42,884
Property and equipment impairment (7)	—	1,052	—	1,052
Restructuring costs (8)	(33)	—	3,077	—
Other (9)	1,643	1,400	2,764	2,554
Adjusted EBITDA (non-GAAP)	$8,674	$(10,410)	$29,001	$(20,959)

Net Loss attributable to Maravai LifeSciences Holdings, Inc. to Adjusted Net Loss (non-GAAP) and Adjusted Fully Diluted Loss Per Share (non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss attributable to Maravai LifeSciences Holdings, Inc.	$(12,416)	$(39,591)	$(16,149)	$(69,536)
Net loss impact from pro forma conversion of Class B shares to Class A common shares	(9,215)	(30,246)	(11,859)	(53,154)
Adjustment to the provision for income tax (10)	2,255	7,204	2,902	12,660
Tax-effected net loss	(19,376)	(62,633)	(25,106)	(110,030)
Acquisition integration costs (1)	218	831	449	1,598
Stock-based compensation (2)	10,205	6,789	16,948	17,192
Merger and acquisition related expenses (3)	—	92	—	1,270
Loss on extinguishment of debt	3,011	—	3,413	—
Acquisition related tax adjustment (4)	—	4,153	—	4,082
Executive leadership transition costs (5)	—	2,007	—	2,007
Goodwill impairment (6)	—	30,449	—	42,884
Property and equipment impairment (7)	—	1,052	—	1,052
Restructuring costs (8)	(33)	—	3,077	—
Other (9)	1,643	1,400	2,764	2,554
Tax impact of adjustments (11)	(773)	(4,977)	(2,813)	(3,882)
Adjusted net loss (non-GAAP)	$(5,105)	$(20,837)	$(1,268)	$(41,273)

Diluted weighted average shares of Class A common stock outstanding (non-GAAP)	267,400	255,340	266,359	255,401

Adjusted loss (non-GAAP)	$(5,105)	$(20,837)	$(1,268)	$(41,273)
Adjusted fully diluted loss per share (non-GAAP)	$(0.02)	$(0.08)	$0.00	$(0.16)
____________________
Explanatory Notes to Reconciliations
(1)Refers to incremental costs incurred to execute and integrate completed acquisitions, including retention payments related to integration that were negotiated specifically at the time of the Company’s acquisition of Alphazyme, which was completed in January 2023. These retention payments were from the Company’s agreement executed in connection with its acquisition of Alphazyme and provided incremental financial incentives, over and above recurring compensation, to ensure the employees of Alphazyme remained present and participated in integration of the acquired business during the integration and knowledge transfer period. The Company agreed to pay certain employees of Alphazyme retention payments totaling $9.3 million as of various dates but primarily through December 31, 2025, as long as these individuals continued to be employed by the Company. The Company recognized compensation expense related to these payments in the post-acquisition period ratably over the service period, with certain costs capitalized into inventory. Retention payment expenses were $0.8 million and $1.4 million for the three and six months ended June 30, 2025, respectively. Retention expenses for Alphazyme concluded in the fourth quarter of 2025, and following the payments in the fourth quarter of 2025, there were no further retention expenses payable for Alphazyme. There are no further cash-based retention payments planned as of June 30, 2026. The remaining expenses incurred reflect the impact to cost of revenue for the retention bonuses previously capitalized into inventory as the inventory is sold.
(2)Refers to non-cash expense associated with stock-based compensation.
(3)Refers to diligence, legal, accounting, tax and consulting fees incurred in connection with acquisitions that were pursued but not consummated.
(4)Refers to non-cash expense associated with adjustments to the indemnification asset recorded in connection with the acquisition of MyChem.

(5)Refers to costs associated with the Executive Leadership Transition that occurred in June 2025, including severance and legal costs. For both the three and six months ended June 30, 2025, stock-based compensation benefit of $3.3 million primarily related to forfeited stock awards in connection with the Executive Leadership Transition is included on the stock-based compensation line item.
(6)Refers to goodwill impairment recorded for our TriLink segment.
(7)Refers to non-cash charges to write-down surplus laboratory equipment to estimated fair value, less costs to sell.
(8)Refers to restructuring costs (benefit) associated with the 2025 Corporate Realignment Plan. For the six months ended June 30, 2026, stock-based compensation expense of ($0.2 million) related to forfeited stock awards is included in the stock-based compensation line item.
(9)For the three and six months ended June 30, 2026 and for the three and six months ended June 30, 2025, refers to severance expense, inventory step-up charges in connection with the acquisition of Alphazyme, non-recurring legal costs, change in the estimated fair value of contingent consideration related to completed acquisitions, and other non-recurring costs that are deemed to be outside of the ordinary course of business.
(10)Represents additional corporate income taxes at an assumed effective tax rate of approximately 24% applied to additional net loss attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(11)Represents income tax impact of non-GAAP adjustments at an assumed effective tax rate of approximately 24% and the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include: Adjusted EBITDA and Adjusted fully diluted Earnings Per Share (EPS).
Maravai defines Adjusted EBITDA as net income (loss) before interest, taxes, depreciation and amortization, certain non-cash items and other adjustments that we do not consider representative of our ongoing operating performance from period to period. Maravai defines Adjusted Net Income (Loss) as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. Maravai defines Adjusted fully diluted EPS as Adjusted Net Income (Loss) divided by the diluted weighted average number of shares of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding units of Maravai Topco Holdings, LLC (paired with shares of Class B common stock) for shares of Class A common stock.
These non-GAAP measures are supplemental measures of operating performance that are not prepared in accordance with GAAP and do not represent, and should not be considered as, an alternative to net loss, as determined in accordance with GAAP.
Management uses these non-GAAP measures to understand and evaluate Maravai’s core operating performance and trends, and to develop short-term and long-term operating plans. Management believes the measures facilitate comparison of Maravai’s operating performance on a consistent basis between periods and, when viewed in combination with its results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting Maravai’s results of operations.
These non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of Maravai’s results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net loss, as determined by GAAP, or as a measure of Maravai’s profitability. Management compensates for these limitations by relying primarily on Maravai’s GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.

Forward-looking Statements
This press release contains, and Maravai’s officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding Maravai’s expected revenue and EBITDA performance for the full year 2026; durability of demand for TriLink’s Discovery and GMP consumables; the operating leverage of Maravai’s business model; Maravai’s ability to execute on its strategy to drive sustained, profitable growth; TriLink’s position as a single-source partner supporting customers from early-stage research through commercial manufacturing; continued customer adoption of TriLink’s ModTail™ product line; TriLink’s ability to capture a larger share of the growing demand for GMP manufacturing materials as more customer programs advance through clinical development; Maravai’s participation in the long-term success of our customers’ programs, constitute forward-looking statements and are identified by words like “believe,” “expect,” “see,” “project,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations and assumptions regarding the future of Maravai’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of management’s control. Maravai’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Maravai’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•The level of Maravai’s customers’ spending on and demand for TriLink and Cygnus products and services.
•Maravai’s operating results are prone to significant fluctuation, which may make Maravai’s future operating results difficult to predict and could cause Maravai’s actual operating results to fall below expectations or any guidance Maravai may provide.
•Uncertainty regarding the extent and duration of Maravai’s revenue associated with high-volume sales of CleanCap® for commercial phase vaccine programs and the dependency of such revenue, in important respects, on factors outside our control.
•Shifts in the trade, economic and other policies and priorities of the U.S. federal government, on Maravai and Maravai’s customers’ current and future business operations.
•Unintended consequences from our recent organizational changes and workforce reduction.
•Use of Maravai’s products by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment, and the impact of unforeseen adverse events, negative clinical outcomes, development of alternative therapies, or increased regulatory scrutiny of these modes of treatment and their financial cost on Maravai’s customers’ use of its products and services.
•Competition with life science, pharmaceutical and biotechnology companies who are substantially larger than Maravai and potentially capable of developing new approaches that could make Maravai’s products, services and technology obsolete.

•The potential failure of Maravai’s products and services to perform as expected and the reliability of the technology on which Maravai’s products and services are based.
•Maravai’s use of Artificial Intelligence technologies, including Machine Learning, and business, compliance and reputational challenges that may result from such use.
•The risk that Maravai’s products do not comply with required quality standards.
•Market acceptance of Maravai’s life science reagents.
•Maravai’s ability to efficiently manage its strategic acquisitions and organic growth opportunities.
•Natural disasters, geopolitical instability (including ongoing military conflicts) and other catastrophic events.
•Risks related to Maravai’s acquisitions, including whether Maravai achieves the anticipated benefits of acquisitions of businesses or technologies.
•Product liability lawsuits.
•Maravai’s dependency on a limited number of customers for a high percentage of its revenue and Maravai’s ability to maintain its current relationships with such customers.
•Maravai’s reliance on a limited number of suppliers or, in some cases, sole suppliers, for some of Maravai’s raw materials and the risk that Maravai may not be able to find replacements or immediately transition to alternative suppliers.
•The risk that Maravai’s products become subject to more onerous regulation by the U.S. Food and Drug Administration or other regulatory agencies in the future.
•Maravai’s ability to obtain, maintain and enforce sufficient intellectual property protection for Maravai’s current or future products.
•The risk that a future cyber-attack or security breach cannot be prevented.
•Maravai’s ability to protect the confidentiality of Maravai’s proprietary information.
•The risk that one of Maravai’s products may be alleged (or found) to infringe on the intellectual property rights of third parties.
•Compliance with Maravai’s obligations under intellectual property license agreements.
•Maravai’s or Maravai’s licensors’ failure to maintain the patents or patent applications in-licensed from a third party.
•Maravai’s ability to adequately protect Maravai’s intellectual property and proprietary rights throughout the world.
•Maravai’s existing level of indebtedness and Maravai’s ability to raise additional capital on favorable terms.
•Maravai’s ability to generate sufficient cash flow to service all of Maravai’s indebtedness.
•Maravai’s potential failure to meet Maravai’s debt service obligations.
•Restrictions on Maravai’s current and future operations under the terms applicable to Maravai’s credit agreement.

•Maravai’s dependence, by virtue of Maravai’s principal asset being its interest in Maravai Topco Holdings, LLC (“Topco LLC”), on distributions from Topco LLC to pay Maravai’s taxes and expenses, including payments under a tax receivable agreement with the former owners of Topco LLC (the “Tax Receivable Agreement” or “TRA”) together with various limitations and restrictions that impact Topco LLC’s ability to make such distributions.
•The risk that conflicts of interest could arise between Maravai’s shareholders and Maravai Life Sciences Holdings, LLC (“MLSH 1”), the only other member of Topco LLC, and impede business decisions that could benefit Maravai’s shareholders.
•The substantial future cash payments Maravai may be required to make under the Tax Receivable Agreement to MLSH 1 and Maravai Life Sciences Holdings 2, LLC (“MLSH 2”), an entity through which certain of Maravai’s former owners hold their interests in the Company and the negative effect of such payments.
•The fact that Maravai’s organizational structure, including the TRA, confers certain benefits upon MLSH 1 and MLSH 2 that will not benefit Maravai’s other common shareholders to the same extent as they will benefit MLSH 1 and MLSH 2.
•Maravai’s ability to realize all or a portion of the tax benefits that are expected to result from the tax attributes covered by the Tax Receivable Agreement.
•The possibility that Maravai will receive distributions from Topco LLC significantly in excess of Maravai’s tax liabilities and obligations to make payments under the Tax Receivable Agreement.
•Factors that could lead to future impairment of Maravai’s goodwill and other amortizable intangible assets.
•Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of Maravai’s income or other tax returns.
•Maravai’s ability to design and maintain effective internal control over financial reporting in the future.
•The fact that investment entities affiliated with GTCR, LLC currently control a majority of the voting power of Maravai’s outstanding common stock, and it may have interests that conflict with Maravai’s or yours in the future.
•Risks related to Maravai’s “controlled company” status within the meaning of the corporate governance standards of NASDAQ.
•The potential anti-takeover effects of certain provisions in Maravai’s corporate organizational documents.
•Potential sales of a significant portion of Maravai’s outstanding shares of Class A common stock.
•Potential preferred stock issuances and the anti-takeover impacts of any such issuances.
•Such other factors as discussed throughout the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Maravai’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents Maravai files with the Securities and Exchange Commission.

Any forward-looking statements made in this release are based only on information currently available to management and speak only as of the date on which it is made. Maravai undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contact Information:
Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com